UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 22, 2024

Berenson Acquisition Corp. I

(Exact name of registrant as specified in its charter)

Delaware	001-40843	87-1070217
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

667 Madison Avenue, 18th Floor
New York, NY	10065
(Address of principal executive offices)	(Zip Code)

(212) 935-7676

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BACA	The NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into Material Definitive Agreement.

As previously disclosed, on December 22, 2023, Berenson Acquisition Corp. I (“BACA”) and Continental Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of BACA (“Merger Sub”), entered into a Business Combination Agreement (as amended, the “Merger Agreement”) with Custom Health, Inc., a Delaware corporation, (“Custom Health”), pursuant to which, and subject to the approval of the stockholders of BACA, Merger Sub will merge with and into Custom Health, with Custom Health surviving the merger as a wholly owned subsidiary of BACA (the “Merger” and, together with the other transactions contemplated by the Merger Agreement and any other agreement executed and delivered in connection therewith, the “Business Combination”). Following the closing of the Merger (the “Business Combination Closing”), BACA will be renamed “Custom Health Holdings, Inc.” and referred as the “Combined Company.”

Cable Car Note Purchase Agreement and Note Issuance

On April 22, 2024, BACA, Custom Health, and certain direct and indirect subsidiaries of Custom Health, entered into a Senior Secured Note Purchase Agreement (“Cable Car NPA”) with Funicular Funds, LP (“Cable Car”) and other buyers who purchase Notes from time to time under the Cable Car NPA, pursuant to which Custom Health authorized the issuance of a new series of Senior Secured Convertible Notes of Custom Health, up to, in the aggregate, an original principal amount of $15,000,000 (collectively, the “Notes” and each a “Note”), which Notes will be convertible at the option of the holders thereof into shares of Class A Common Stock of Custom Health (“Custom Health Common Stock”) if the conversion occurs on or prior to the Business Combination Closing or into shares of Class A Common Stock of the Combined Company (the “Combined Company Common Stock”) if the conversion occurs after the Business Combination Closing (the shares of Custom Health Common Stock or the shares of the Combined Company Common Stock issuable pursuant to the terms of the Notes, including, without limitation, upon conversion or otherwise, collectively, the “Conversion Shares”), in accordance with the terms of the Notes.

Pursuant to the Cable Car NPA, Cable Car purchased $3,500,000 of convertible notes (“First Tranche”), as was evidenced by a promissory note (the “Cable Car Promissory Note”) dated April 22, 2024, by and between Custom Health and Cable Car as the Lead Buyer and Collateral Agent, that may be convertible in certain circumstances into shares of Custom Health Common Stock at a conversion price of (A) initially, an implied price per share which values any share of the Combined Company received in the Business Combination at $10.00 per share pursuant to the Merger Agreement and (B) following consummation of the Business Combination, a price per share equal to 85% of the average daily VWAP (as defined in the Merger Agreement) during the 20 consecutive trading days prior to the date of conversion, provided that such conversion price will not exceed $11.00 per share or be less than $3.00 per share of Class A Common Stock of the Combined Company; provided, however, that if Custom Health (or following the consummation of the Business Combination, the Combined Company) at any time issues additional equity for cash for a price per share less than the then-applicable Conversion Price (“New Equity Round”), the Conversion Price shall be adjusted to equal the lower of (i) the price calculated in clause (B) above, and (ii) the effective price per share paid in cash in such New Equity Round, calculated by dividing the amount of cash received by Custom Health by the number of shares of equity securities (or the equivalent) received by investors from all sources. The Cable Car Promissory Note bears interest at the rate of fifteen percent (15%) per annum (7.5% interest paid in cash and 7.5% of interest paid in kind), and is due and payable 5 years after issuance, unless the time for payment is accelerated as a result of an event of default or the note has been converted. In addition, the Cable Car Promissory Note can be prepaid before the fifth year maturity date at the option of Custom Health (or the Combined Company, as applicable) subject to Cable Car receiving between 110% and 150% of principal plus the outstanding interest depending on the time of prepayment. As compensation to Cable Car for its role as Lead Buyer and Collateral Agent under the Notes, (i) immediately prior to the Business Combination Closing, Custom Health will issue to Cable Car that number of shares of Custom Health which at the completion of the Business Combination would be converted in accordance with the terms of the Merger Agreement into 100,000 shares of Combined Company Common Stock and (ii) following the Business Combination Closing, the Combined Company will issue to Cable Car an additional 50,000 shares of the Combined Company Common Stock for each $1,000,000 of principal amount of Note(s) purchased by Cable Car in excess of the amount of the First Tranche. Upon the Business Combination Closing, each Note that is not otherwise converted into shares of Custom Health Common Stock immediately prior to the Business Combination Closing will be assumed by the Combined Company and will automatically be exchanged for a convertible promissory note to acquire shares of the Combined Company Common Stock after applying the Exchange Ratio (as defined in the Merger Agreement).

Certain direct and indirect subsidiaries of Custom Health also provided a guaranty (the “Cable Car Guaranty”), whereby each of them unconditionally guaranteed, as primary obligor and not merely as surety, the prompt and complete payment and performance when due, whether by demand, acceleration or otherwise, of the obligations of Custom Health under the Cable Car Promissory Note in the currency in which and as such obligations are to be paid or performed. Furthermore, Custom Health and the parties to the Cable Car Guaranty (the “Grantors”) granted a security interest in certain of their assets pursuant to the terms of a Security and Pledge Agreement, dated April 22, 2024, by and between the Grantors and Cable Car.

The foregoing description of the Cable Car NPA, the Cable Car Promissory Note, the Cable Car Guaranty, and the Security Agreement, and the transactions contemplated thereby, is not complete and is subject to, and qualified in its entirety by reference to, the text of the Cable Car NPA, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K.

Registration Rights Agreement

In connection with the Cable Car NPA, BACA and Cable Car entered into a Registration Rights Agreement (the “Registration Rights Agreement”). Pursuant to the terms of the Registration Rights Agreement, the Combined Company will be obligated to file one or more registration statements to register the resales of all of the Registrable Securities held by Investors (such terms as defined in Registration Rights Agreement) after the Business Combination Closing, provided that such initial registration statements will register for resale at least the number of shares of the Combined Company Common Stock equal to 150% of the number of Conversion Shares (“Required Registration Amount”) as of the date such registration statement is initially filed with the United States Securities and Exchange Commission (“SEC”).

In the event the number of shares available under any registration statement is insufficient to cover all of the Registrable Securities (as defined in the Cable Car NPA) required to be covered by such registration statement or an Investor’s (as defined in the Registration Rights Agreement) allocated portion of the Registrable Securities pursuant to Section 2(h), the Combined Company will amend such registration statement (if permissible), or file with the SEC a new registration statement (on the short form available therefor, if applicable), so as to cover at least the Required Registration Amount (as defined in the Registration Rights Agreement) as of the Trading Day (as defined in Cable Car NPA) immediately preceding the date of the filing of such amendment or new registration statement, in each case, as soon as practicable, but in any event not later than fifteen (15) days after the necessity therefor arises (but taking account of any SEC staff (“Staff”) position with respect to the date on which the Staff will permit such amendment to the registration statement and/or such new registration statement (as the case may be) to be filed with the SEC). The Registration Rights Agreement will also provide such Investors (as defined in the Registration Rights Agreement) with “piggy-back” registration rights, subject to certain requirements and customary conditions.

Under the Registration Rights Agreement, the Combined Company will indemnify such Investors (as defined therein) and certain persons or entities related to such Investors (as defined therein) such as their officers, employees, directors, and agents against any losses or damages resulting from any untrue or alleged untrue statement, or omission or alleged omission, of a material fact in any registration statement or prospectus pursuant to which the Investors (as defined therein) sell their registrable securities, unless such liability arose from such Investor’s misstatement or alleged misstatement, or omission or alleged omission, and the Investors (as defined therein) including registrable securities in any registration statement or prospectus will indemnify the Combined Company and certain persons or entities related to the Combined Company such as its officers and directors and underwriters against all losses caused by their misstatements or omissions (or alleged misstatements or omissions) in those documents.

The foregoing description of the Registration Rights Agreement and the transactions contemplated thereby is not complete and is subject to, and qualified in its entirety by reference to, the text of the Registration Rights Agreement, which is included as Exhibit 10.2 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

Exhibit	Description

10.1	Senior Secured Note Purchase Agreement, dated April 22, 2024, by and among Custom Health, Inc., certain direct and indirect subsidiaries of Custom Health, Inc., Berenson Acquisition Corp. I and Funicular Funds, LP.

10.2	Registration Rights Agreement, dated April 22, 2024, by and between Berenson Acquisition Corp. I and Funicular Funds, LP.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Berenson Acquisition Corp. I

Dated: April 26, 2024

	By:	/s/ Amir Hegazy
Chief Financial Officer